Exhibit 99.2

Isoray To Announce First Quarter Fiscal 2021

Financial Results on November 10, 2020

Conference Call is Tuesday, November 10, 2020 at 4:30 p.m. ET/1:30 p.m. PT

RICHLAND, Wash., Nov. 02, 2020 (GLOBE NEWSWIRE) -- Isoray, Inc. (NYSE AMERICAN: ISR), a medical technology company and innovator in seed brachytherapy, today announced that it will host a conference call to discuss its financial results for the first quarter fiscal 2021 ended September 30, 2020 on Tuesday, November 10, 2020, at 4:30 p.m. Eastern Time. The Company will issue a press release announcing its financial results for the first quarter fiscal year 2021 after the close of the U.S. stock markets on November 10, 2020.

To listen to the conference call, please dial (877) 407-8035. For callers outside the U.S., please dial (201) 689-8035.

The conference call will be simultaneously webcast and can be accessed at https://www.webcaster4.com/Webcast/Page/2199/38502 by clicking on the link. The webcast will be available until November 10, 2021 following the conference call.

About Isoray

Isoray, Inc., through its subsidiary, Isoray Medical, Inc., is the sole producer of Cesium Blu (Cesium-131) brachytherapy seeds, which are expanding brachytherapy treatment options throughout the body. Learn more about this innovative Richland, Washington company and explore the many benefits and uses of Cesium Blu by visiting www.isoray.com. Follow us on LinkedIn and Twitter. Join us on Facebook.

Contact

Investor Relations: Mark Levin (501) 255-1910

Media and Public Relations: Sharon Schultz (302) 539-3747